UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 12, 2021

LAMPERD LESS LETHAL INC.
(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

333-84976

(Commission File Number)

98-0358040

(IRS Employer Identification No.)

1200 Michener Road, Sarnia, Ontario, Canada N7S 4B1

(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (519) 344-4445

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

Lamperd Less Lethal Signs New Distribution Agreement with Valentis to Market Riot Control and Other Security Products Throughout the United States

SARNIA, ON / February 12, 2021 / Lamperd Less Lethal, Inc. (OTC PINK:LLLI), an innovation leader and manufacturer of advanced security solutions for law enforcement, military and security agencies worldwide, along with its US based Master Parts Distributor, EJC Security Services, Inc., is pleased to announced the signing of a new sales and distribution agreement with Valentis, a defense and risk management firm based in Pittsburgh, PA.

Lamperd Less Lethal has been creating and manufacturing Less Lethal Technology and Ammunition, Public Order Suppression Systems and related innovations for over 50 years. Lamperd extensively develops and tests its products to be highly effective in every type of crisis situation. Lamperd also has a perfect safety record of never having caused a single death or even any serious injury in all of the company’s history of sales to customers around the globe.

The Global Non-Lethal Weapons Market is Projected to Grow by US$5.2 Billion to 2025.

ResearchAndMarkets.com. Reference:
https://www.businesswire.com/news/home/20190807005478/en/Global-Non-Lethal-Weapons-Market-2025-Market-ProjectedGlobal

Law Enforcement, one of the segments analyzed and sized in this study, displays the potential to grow at over 9%. The shifting dynamics supporting this growth makes it critical for businesses in this space to keep abreast of the changing pulse of the market. Poised to reach over US$10.3 Billion by the year 2025, Law Enforcement will bring in healthy gains.

Valentis will add the superior Lamperd Less Lethal products to its own logistics and support network service as it focuses on being a nationwide distribution partner offering shields, riot helmets and less lethal launchers as well as other peace keeping equipment.

“We are excited to be a distributor for Lamperd Less Lethal and intend to take full advantage of their product line. Valentis is preparing to expand its logistic solution to become a key player throughout the United States,” said Marnie Sutch, CEO of Valentis.

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About Valentis:

Valentis is a fully operational security logistics and risk management solution for a variety of clients and security concerns. We are growing domestically, and envision global ventures, in risk management and security logistics with services and products under development to create a network of global affiliates, lead through branding, and expand our clients; financial institutions, governments, religious facilities, maritime, cybersecurity, combined with specially developed training, software and telecommunication consultancy, and more. We are mindful and committed and care about our clients, team, and shareholders. For more information visit http://www.valentissecurity.com.

About Lamperd Less Lethal:

Lamperd Less Lethal, Inc. (LLLI) is a developer, manufacturer and international sales company for advanced less lethal weapons, ammunition and other security products marketed to police, correctional, military and private security forces. The company manufactures and sells over 300 different products including small & large caliber projectile guns, flash-bang devices, pepper spray devices, 37mm & 40mm launching systems and interlocking riot shields. Lamperd also offers advisory services and hands-on training classes run by highly accredited instructors.
For more information visit: http://www.lamperdlesslethal.com.

This press release contains forward-looking statements relating to Lamperd Less Lethal, Inc. Lamperd Less Lethal, Inc. undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results.Safe Harbor for Forward-Looking Statements:This news release includes forward-looking statements. While these statements are made to convey to the public the company's progress, business opportunities and growth prospects, readers are cautioned that such forward-looking statements represent management's opinion. Whereas management believes such representations to be true and accurate based on information and data available to the company at this time, actual results may differ materially from those described. The company's operations and business prospects are always subject to risk and uncertainties. Important factors that may cause actual results to differ are and will be set forth in the company's periodic filings with the U.S. Securities and Exchange Commission.

Contact: Lamperd Less Lethal, Inc.

Barry Lamperd, President & CEO  (519) 344-4445

Email: info@lamperdlesslethal.com or sales@lamperdlesslethal.com

Company Website: http://www.lamperdlesslethal.com

Lamperd Less Lethal on Facebook: https://www.facebook.com/lamperdlesslethal

Lamperd Less Lethal on Instagram: https://www.instagram.com/llli_lamperd_lesslethal

Lamperd Less Lethal on Twitter: https://www.twitter.com/LLLI_LessLethal

Barry Lamperd on Twitter: https://www.twitter.com/lamperd_llli

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAMPERD LESS LETHAL INC.

Date: February 12, 2021	By:	/s/ Barry Lamperd
Barry Lamperd
President

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